UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2022

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38875 (Commission File Number)	83-0806637 (IRS Employer Identification No.)

1095 Broken Sound Parkway, Suite 300 Boca Raton, FL (Address of principal executive offices)	33487 (Zip Code)
Registrant’s telephone number, including area code: (877) 292-7660
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

On July 19, 2022, Warehouse Goods LLC, a wholly owned subsidiary of Greenlane Holdings, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement and supporting documents (collectively, the “Sale Agreement”) with Portofino Partners LLC, a Delaware limited liability company (the “Buyer”), to sell the Company’s 50% stake in VIBES Holdings LLC, for total consideration of $6.0 million, consisting of $5.3 million in cash and $0.7 million in liabilities assumed by the Buyer (collectively, the “Sale”). The transactions contemplated by the Sale Agreement were completed on July 19, 2022, immediately following the signing of the Sale Agreement (collectively, the “Transaction”).

The Buyer is an entity partially controlled by Adam Schoenfeld, the Company’s former Chief Marketing Officer and co-founder and a member of the Company’s Board of Directors (the “Board”). The Sale Agreement was approved by the affirmative vote of a majority of the disinterested members of the Board and the audit committee of the Board in accordance with the Company’s related party transactions policy.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The Company issued 15,988,046 shares of its Class A common stock on July 19, 2022 upon redemption of an equal number of common units in Greenlane Holdings, LLC, the Company’s operating subsidiary (the “Operating Company”), in accordance with the operating agreement of the Operating Company. The shares of Class A common stock were issued in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01. Regulation FD Disclosure

On July 19, 2022, the Company issued a press release related to the Transaction, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

As previously disclosed, on December 30, 2021, the Company entered into a Secured Promissory Note (the “Original Note”), which was subsequently amended on June 30, 2022 (the “First Amendment” and together with the Original Note, the “Note”), with Aaron LoCascio, the Company’s former President and co-founder and a member of the Board, which provided for a loan of $8.0 million maturing on June 30, 2022 at a simple interest rate of 15% and secured by a continuing security interest in all the Company’s assets and properties whether then or thereafter existing or acquired, including its inventory and receivables (as defined under the Universal Commercial Code). Also as previously disclosed, the Company and Mr. LoCascio entered into an amendment to the Note to extend the maturity to July 14, 2022.

On July 14, 2022, the Company entered into the Second Amendment to the Note (the “Second Amendment”), which provided for the extension of the maturity date of the Note from July 14, 2022 to July 19, 2022. In connection with its entry into the Second Amendment, the Company repaid $4.0 million of the aggregate principal amount due under the Note on July 14, 2022, with the remainder due at maturity. On July 19, 2022, the Company repaid the remaining balance on the Note in full, and, as a result, all obligations under the Note have been satisfied.

Item 9.01.     Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The required unaudited pro forma financial information of the Company will be filed by an amendment to this Current Report on Form 8-K within 4 business days of the due date hereof.

(d) Exhibits

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement, dated as of July 19, 2022, by and among Warehouse Goods LLC and Portofino Partners LLC
99.1	Press Release dated July 19, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: July 19, 2022	By:	/s/ Darshan Dahya
Darshan Dahya
Chief Accounting Officer